UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): June 19, 2007

Alternative Loan Trust 2007-AL1
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-140962-09

CWALT, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-140962

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Characteristics of the Mortgage Loans*

On June 19, 2007, CWALT, Inc. (the “Company”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007, by and among the Company, as depositor, Countrywide Home Loans, Inc. (“CHL”), as a seller, Park Granada LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the Company’s Mortgage Pass-Through Certificates, Series 2007-AL1.

On June 19, 2007, the Company transferred the Mortgage Loans to the Trustee. Exhibit 99.1 hereto describes certain characteristics of the Mortgage Loans transferred to the Trustee on June 19, 2007.

Section 9.	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1 Characteristics of the Mortgage Loans.

____________________________
*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated April 26, 2007 and the Prospectus Supplement dated June 18, 2007 of CWALT, Inc., relating to the Company’s Mortgage Pass-Through Certificates, Series 2007-AL1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated: June 20, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans.